                                                           Exhibit (m)(2)(A)(iv)

                               AMENDED SCHEDULE A

                                 WITH RESPECT TO

                               ING INVESTORS TRUST

                              AMENDED AND RESTATED
                    SHAREHOLDER SERVICE AND DISTRIBUTION PLAN

PORTFOLIOS

ING AllianceBernstein Mid Cap Growth Portfolio
ING Capital Guardian Small/Mid Cap Portfolio
ING Capital Guardian U.S. Equities Portfolio
ING Disciplined Small Cap Value Portfolio
ING Eagle Asset Capital Appreciation Portfolio
ING EquitiesPlus Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMR(SM) Diversified Mid Cap Portfolio
ING FMR(SM) Earnings Growth Portfolio
ING FMR(SM) Small Cap Equity Portfolio
ING Franklin Income Portfolio
ING Global Real Estate Portfolio
ING Global Resources Portfolio
ING Goldman Sachs Tollkeeper(SM) Portfolio
ING International Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Equity Portfolio
ING JPMorgan Value Opportunities Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Partners All Cap Portfolio
ING Legg Mason Value Portfolio
ING LifeStyle Aggressive Growth Portfolio
ING LifeStyle Growth Portfolio
ING LifeStyle Moderate Portfolio
ING LifeStyle Moderate Growth Portfolio
ING Limited Maturity Bond Portfolio
ING Lord Abbett Affiliated Portfolio
ING MarketPro Portfolio
ING MarketStyle Growth Portfolio
ING MarketStyle Moderate Growth Portfolio
ING MarketStyle Moderate Portfolio
ING Marsico Growth Portfolio
ING Marsico International Opportunities Portfolio

PORTFOLIOS

ING Mercury Large Cap Growth Portfolio
ING Mercury Large Cap Value Portfolio
ING MFS Mid Cap Growth Portfolio
ING MFS Total Return Portfolio
ING MFS Utilities Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING UBS U.S. Allocation Portfolio
ING Van Kampen Equity Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio
ING VP Index Plus International Equity Portfolio
ING Wells Fargo Mid Cap Disciplined Portfolio
ING Wells Fargo Small Cap Disciplined Portfolio


Effective Date:  April 28, 2006

                                        2